As filed with the Securities and Exchange Commission on February 23, 2016

Registration No. 333-190231

Registration No. 333-203486

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 REGISTRATION STATEMENT NO. 333-190231

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 REGISTRATION STATEMENT NO. 333-203486

UNDER

THE SECURITIES ACT OF 1933

TARGA RESOURCES PARTNERS LP

TARGA RESOURCES PARTNERS FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware Delaware	65-1295427 32-0249658
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1000 Louisiana, Suite 4300 Houston, Texas 77002 (713) 584-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Name, address, including zip code, and telephone number, including area code, of agent for service:	Copy of communications to:

Joe Bob Perkins Chief Executive Officer Targa Resources Partners LP 1000 Louisiana, Suite 4300 Houston, Texas 77002 (713) 584-1000	Christopher Collins Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 (713) 758-2222

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments relate to the following Registration Statements on Form S-3 (collectively, the “Registration Statements”) filed by Targa Resources Partners LP, a Delaware limited partnership (the “Partnership”), with the Securities and Exchange Commission:

•	Registration No. 333-190231, filed on Form S-3 on July 30, 2013, as amended on August 20, 2013 and declared effective August 22, 2013, pertaining to the registration of up to $800,000,000 in common units representing limited partner interests in the Partnership (“Common Units”) and debt securities; and

•	Registration No. 333-203486, filed on Form S-3 on April 17, 2015 and declared effective April 27, 2015, pertaining to the registration of up to $1,000,000,000 in aggregate amount of Common Units and debt securities.

On February 17, 2016, the Partnership was acquired by Targa Resources Corp. (“TRC”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), by and among the Partnership, TRC, Spartan Merger Sub LLC, and Targa Resources GP LLC. Pursuant to the Merger Agreement, TRC acquired indirectly all of the outstanding Common Units that TRC and its subsidiaries did not already own.

As a result of the completion of the transactions contemplated by the Merger Agreement, the Partnership has terminated all offerings of securities pursuant to the Registration Statements. In accordance with an undertaking made by the Partnership in the Registration Statements to remove from registration, by means of post-effective amendments, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, the Partnership hereby removes from registration all of such securities registered but unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, in the State of Texas, on this 23rd day of February, 2016.

TARGA RESOURCES PARTNERS LP

By:	TARGA RESOURCES GP LLC,
its General Partner

By:	/s/ Matthew J. Meloy
Name:	Matthew J. Meloy
Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to the Registration Statements have been signed below by the following persons on behalf of the registrant and in the capacities indicated on February 23, 2016.

Name	Title	Date

*	Chief Executive Officer and Director	February 23, 2016
Job Bob Perkins	(Principal Executive Officer)

/s/ Matthew J. Meloy	Executive Vice President and Chief	February 23, 2016
Matthew J. Meloy	Financial Officer
(Principal Financial Officer)

Senior Vice President and Chief Accounting
*	Officer	February 23, 2016
John R. Sparger	(Principal Accounting Officer)

*	Executive Chairman of the Board	February 23, 2016
James W. Whalen

*	Director	February 23, 2016
Rene R. Joyce

*	Director	February 23, 2016
Barry R. Pearl

*	Director	February 23, 2016
Robert B. Evans

*	Director	February 23, 2016
Ruth I. Dreessen

*By: /s/ Matthew J. Meloy
Matthew J. Meloy
Attorney-In-Fact

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, in the State of Texas, on this 23rd day of February, 2016.

TARGA RESOURCES PARTNERS FINANCE CORPORATION

By:	/s/ Matthew J. Meloy
Name:	Matthew J. Meloy
Title:	Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments to the Registration Statements have been signed below by the following persons on behalf of the registrant and in the capacities indicated on February 23, 2016.

SIGNATURE	TITLE	DATE

*	Chief Executive Officer and Director	February 23, 2016
Joe Bob Perkins	(Principal Executive Officer)

/s/ Matthew J. Meloy	Executive Vice President and Chief Financial Officer
Matthew J. Meloy	(Principal Financial Officer)	February 23, 2016

*	Senior Vice President and Chief Accounting Officer
John R. Sparger	(Principal Accounting Officer)	February 23, 2016

*	President – Finance and Administration and	February 23, 2016
Jeffrey J. McParland	Director

*By:

/s/ Matthew J. Meloy Matthew J. Meloy Attorney-In-Fact